EXHIBIT 99.1

NEWS RELEASE
For more information, contact:
David L. Urban
david.urban@flagstar.com
(248) 312-5970

Flagstar Reports Second Quarter 2016 Net Income of $47 million, or $0.66 per Diluted Share

Company posts solid earnings gain with significant operating leverage

Key Highlights - Second Quarter 2016

•	Net income per diluted share increased $0.12, or 22 percent, from first quarter 2016.

•	Positive operating leverage, led by 11 percent rise in revenue versus 2 percent increase in expenses against prior quarter.

•	Net gain on loan sales rose $15 million, or 20 percent, on higher fallout-adjusted locks and wider gain on sale margin.

•	Lower nonperforming loans and consumer delinquencies on continuing strong credit performance.

•	Tier 1 leverage was 11.6 percent and remains strong at 8.6 percent when adjusted for TARP redemption.

TROY, Mich., July 26, 2016 - Flagstar Bancorp, Inc. (NYSE:FBC), the holding company for Flagstar Bank, FSB, today reported second quarter 2016 net income of $47 million, or $0.66 per diluted share, as compared to $39 million in the first quarter 2016, or $0.54 per diluted share, and net income of $46 million in the second quarter 2015, or $0.68 per diluted share.

"We’re happy to report another solid quarter," said Alessandro P. DiNello, president and chief executive officer of Flagstar Bancorp, Inc. "Net income rose as mortgage volume increased 18 percent and net interest income remained relatively stable. We continued to rotate our lower spread consumer assets into relationship-focused commercial loans and this quarter marks the first time that our average commercial loans held for investment exceeded our consumer loans held for investment. Asset quality improved again, with nonperforming loans declining 17 percent to $44 million. Yet, while total revenue increased 11 percent, expenses increased only 2 percent, reflecting the franchise's operating leverage. As a result, our efficiency ratio improved to 68 percent and our return on assets was 1.4 percent.

"As we previously announced, we received regulatory approval to redeem our TARP preferred shares on June 23, 2016. Given the notice requirement prior to redemption, we will be redeeming these shares in full by the end of July. We’ve replaced this high-cost funding with senior notes and other bank-level sources of funds that cost, on average, only one-third of the TARP preferred on an after-tax basis. After this redemption, our regulatory capital remains strong on an adjusted basis as of June 30, 2016, with Tier 1 leverage at 8.59 percent and Common Equity Tier 1 at 12.17 percent.
"Our business model has been tested over the past few quarters, and it has generated strong earnings despite volatility in the interest rate, regulatory and mortgage environment. More recently, low rates have created an opportunity for us to demonstrate the power and profitability of our mortgage business. We believe we have built a solid business model that will continue to be successful."

Second Quarter 2016 Highlights:

Income Statement Highlights
	Three Months Ended
	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015
	(Dollars in millions)
Consolidated Statements of Income
Net interest income	$77	$79	$76	$73	$73
Provision (benefit) for loan losses	(3)	(13)	(1)	(1)	(13)
Noninterest income	128	105	97	128	126
Noninterest expense	139	137	129	131	138
Income before income taxes	69	60	45	71	74
Provision for income taxes	22	21	12	24	28
Net income	$47	$39	$33	$47	$46

Income per share:
Basic	$0.67	$0.56	$0.45	$0.70	$0.69
Diluted	$0.66	$0.54	$0.44	$0.69	$0.68

Key Ratios
	Three Months Ended					Change (bps)
	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015	Seq	Yr/Yr
Net interest margin	2.63%	2.66%	2.69%	2.75%	2.79%	(3)	(16)
Return on average assets	1.4%	1.2%	1.0%	1.5%	1.6%	20	(20)
Return on average equity	11.5%	10.1%	8.6%	12.4%	12.7%	140	(120)
Return on average common equity	13.8%	12.2%	10.4%	15.1%	15.6%	160	(180)

Balance Sheet Highlights
	Three Months Ended					% Change
	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015	Seq	Yr/Yr
	(Dollars in millions)
Average Balance Sheet Data
Average interest-earning assets	$11,639	$11,871	$11,240	$10,693	$10,367	(2)%	12%
Average loans held-for-sale	2,884	2,909	2,484	2,200	2,218	(1)%	30%
Average loans held-for-investment	5,569	5,668	5,642	5,412	4,938	(2)%	13%
Average total deposits	8,631	8,050	8,132	8,260	7,736	7%	12%

Net Interest Income

Second quarter 2016 net interest income remained relatively stable at $77 million, compared to $79 million for the first quarter 2016. The results reflected a 2 percent decline in average earning assets, primarily due to loan sales, and a slight drop in the net interest margin.

Net interest margin decreased 3 basis points to 2.63 percent for the second quarter 2016, as compared to 2.66 percent for the first quarter 2016. The decrease from the prior quarter was driven by lower interest income on loans held-for-sale due to a drop in market interest rates, partially offset by increased interest income from a rotation of lower spread residential mortgages into higher spread commercial loans.

Average loans held-for-investment totaled $5.6 billion for the second quarter 2016, largely unchanged from the first quarter 2016. During the second quarter 2016, relationship-based commercial loans increased while consumer loans declined. Average commercial loans increased $469 million, or 20 percent, led by a $351 million, or 36 percent increase in warehouse loans. Commercial & industrial and commercial real estate loans also registered solid gains. Average consumer loans fell $568 million, or 17 percent, due to the sale of $408 million (UPB) of performing residential mortgage loans and $14 million (UPB) of nonperforming, TDR, and other higher risk loans.

Average total deposits were $8.6 billion in the second quarter 2016, increasing $581 million, or 7 percent from the prior quarter. The increase was led by higher company-controlled and retail deposits, partially offset by a drop in government deposits. Average company-controlled deposits rose $403 million, or 35 percent, due to seasonal factors, higher refinance volume and an increase in loans serviced. Average retail deposits increased $253 million, or 4 percent, providing core deposits to support balance sheet growth.

Provision (Benefit) for Loan Losses

The Company experienced a provision benefit in the second quarter 2016, resulting primarily from the sale of $408 million (UPB) performing residential first mortgage loans. The provision benefit for loan losses totaled $3 million for the second quarter 2016, a decrease from a benefit of $13 million for the first quarter 2016.

Net charge-offs in the second quarter 2016 were $9 million, or 0.62 percent of applicable loans, compared to $12 million, or 0.86 percent of applicable loans in the prior quarter. The second quarter 2016 amount included $2 million of net charge-offs associated with the sale of $14 million (UPB) of nonperforming, TDR, and other higher risk loans and $4 million of net charge-offs associated with loans with government guarantees. The first quarter 2016 amount included $6 million of net charge-offs associated with the sale of $96 million (UPB) of nonperforming, TDR, and other higher risk loans and $3 million of net charge-offs associated with loans with government guarantees. Excluding the charge-offs associated with loan sales and loans with government guarantees in both quarters, net charge-offs in the second quarter 2016 were $3 million, or 0.18 percent of applicable loans, compared to $3 million, or 0.20 percent of applicable loans in the prior quarter.

Noninterest Income

Noninterest income increased $23 million, or 22 percent, to $128 million, as compared to $105 million for the first quarter 2016. The second quarter 2016 results were led primarily by higher net gain on loan sales and loan fees and charges.

Second quarter 2016 net gain on loan sales increased to $90 million, as compared to $75 million for the first quarter 2016. The increase from the prior quarter reflected higher fallout-adjusted locks and an improved gain on sale margin. Excluding gains from the sale of mortgage loans transferred from HFI, net gain on loan sales was $85 million, up $19 million, or 29 percent, from the first quarter 2016. In the second quarter 2016, fallout-adjusted locks increased 18 percent to $8.1 billion, led by higher purchase volumes. Excluding HFI loan sales, the net gain on loan sale margin was 1.04 percent, as compared to 0.96 percent for the first quarter 2016.

Mortgage Metrics
	Three Months Ended					Change (% / bps)
	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015	Seq	Yr/Yr
	(Dollars in millions)
Mortgage rate lock commitments (fallout-adjusted) (1)	$8,127	$6,863	$5,027	$6,495	$6,804	18%	19%
GOS on HFS margin (change in bps) (2)	1.04%	0.96%	0.92%	1.05%	1.22%	8	(18)
Gain on loan sales on HFS	$85	66	$46	$68	$83	29%	2%
Net (loss) return on the mortgage servicing asset ("MSA")	$(4)	$(6)	$9	$12	$9	(33)%	N/M
Gain on loan sales + net (loss) return on the MSA	$81	$60	$55	$80	$92	35%	(12)%
Residential loans serviced (number of accounts - 000's) (3)	358	340	361	369	378	5%	(5)%
Capitalized value of mortgage servicing rights (change in bps)	0.99%	1.06%	1.13%	1.12%	1.15%	(7)	(16)
N/M - Not meaningful
(1) Fallout-adjusted mortgage rate lock commitments are adjusted by a percentage of mortgage loans in the pipeline that are not expected to close based on previous historical experience and the level of interest rates.

(2) Gain on sale margin is based on net gain on loan sales (excluding gains from loans transferred from HFI) to fallout-adjusted mortgage rate lock commitments.
(3) Includes serviced for own loan portfolio, serviced for others, and subserviced for others loans.

Loan fees and charges rose to $19 million for the second quarter 2016, as compared to $15 million in the first quarter 2016. The increase primarily reflected higher mortgage loan closings.

Net return on the mortgage servicing asset (including the impact of economic hedges) was a net loss of $4 million for the second quarter 2016, as compared to a net loss of $6 million for the first quarter 2016. The return on the mortgage servicing asset improved from the first quarter 2016, primarily due to higher service fee income and lower disposition costs from fewer bulk MSR sales, partially offset by an increase in anticipated and actual prepayments.

The representation and warranty benefit was $4 million for the second quarter 2016, as compared to a $2 million benefit in the first quarter 2016. The representation and warranty reserve fell to $36 million at June 30, 2016, from $40 million at March 31, 2016, based on a continued improvement in risk trends in the repurchase pipeline.

Noninterest Expense

The Company experienced modest expense growth in the second quarter 2016. Noninterest expense increased $2 million, or 2 percent, to $139 million for the second quarter 2016, as compared to $137 million for the first quarter 2016. The second quarter 2016 results were driven by higher commissions and loan processing expense related to increased business activity, and higher warrant expense, partially offset by lower compensation and benefits, asset resolution, and legal and professional expense. The Company's efficiency ratio improved to 68.2 percent for the second quarter 2016 as revenues grew without the addition of significant incremental expenses.

Overall, expenses related to higher mortgage volumes drove the quarter’s increase in noninterest expense. Commissions increased $4 million and loan processing expense rose $3 million. Warrant expense, driven by a higher stock price, also increased $3 million. These increases were partially offset by decreased levels of expense in a number of other categories, including legal and professional expense, asset resolution expense, and compensation and benefits, which were seasonally lower.

Income Taxes

The second quarter 2016 provision for income taxes totaled $22 million, as compared to $21 million in the first quarter 2016. The effective tax rate in the second quarter 2016 was 33 percent, as compared to 34 percent in the first quarter 2016. The decrease in the marginal tax rate in the second quarter 2016 was largely due to a benefit for state tax settlements in the quarter.

Asset Quality

Credit Quality Ratios
	Three Months Ended					Change (% / bps)
	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015	Seq	Yr/Yr
	(Dollars in millions)
Allowance for loan loss to LHFI	2.6%	2.9%	3.0%	3.7%	4.3%	(30)	(170)
Allowance for loan loss to LHFI and loans with government guarantees	2.4%	2.7%	2.8%	3.3%	3.9%	(30)	(150)
Charge-offs, net of recoveries	$9	$12	$9	$24	$18	(25)%	(50)%
Charge-offs, net of recoveries, adjusted (1)	$3	$3	$4	$8	$3	—%	—%
Total nonperforming loans held-for-investment	$44	$53	$66	$63	$65	(17)%	(32)%
Net charge-off ratio (annualized)	0.62%	0.86%	0.62%	1.84%	1.49%	(24)	(87)
Net charge-off ratio, adjusted (annualized) (1)	0.18%	0.20%	0.29%	0.61%	0.26%	(2)	(8)
Nonperforming loans to LHFI	0.76%	0.95%	1.05%	1.15%	1.22%	(19)	(46)
(1) Excludes charge-offs of $2 million, $6 million, $2 million, $16 million and $15 million related to the sale or transfer of nonperforming loans and
        TDRs during the three months ended June 30, 2016, March 31, 2016, December 31, 2015, September 30, 2015 and June 30, 2015, respectively. Also excludes charge-offs related to loans with government guarantees of $4 million, $3 million and $3 million during the three months ended June 30, 2016,
        March 31, 2016 and December 31, 2015, respectively.

The Company maintained strong reserve coverage and solid credit quality in the second quarter 2016. The allowance for loan losses was $150 million at June 30, 2016, covering 2.6 percent of loans held-for-investment, as compared to an allowance for loan losses of $162 million at March 31, 2016, covering 2.9 percent of loans held-for-investment. The decrease in the allowance for loan losses resulted primarily from the provision benefit of selling residential first mortgage loans and charge-offs from the sale of $14 million (UPB) of lower quality loans.

Second quarter 2016 net charge-offs were $9 million, representing 0.62 percent of loans held-for-investment. This represented a decrease of $3 million from the first quarter 2016 net charge-offs of $12 million, or 0.86 percent of loans held-for-investment. Excluding the charge-offs associated with loan sales and loans with government guarantees in both quarters, net charge-offs in the second quarter 2016 were $3 million, or 0.18 percent of loans held-for-investment, compared to $3 million, or 0.20 percent of loans held-for-investment in the prior quarter.

Nonperforming loans held-for-investment decreased to $44 million at June 30, 2016 from $53 million at March 31, 2016. There were no nonperforming commercial loans at June 30, 2016. The ratio of nonperforming loans to loans held-for-investment decreased to 0.76 percent at June 30, 2016 from 0.95 percent at March 31, 2016. At June 30, 2016, consumer loan delinquencies (30-89 days past due) totaled $7 million, down $4 million from March 31, 2016. As in the prior quarter, there were no commercial loan delinquencies (30-89 days past due) at June 30, 2016.

Capital

Capital Ratios (Bancorp)	Three Months Ended					Change (% / bps)
	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015	Seq	Yr/Yr
Total capital	20.19%	20.97%	20.28%	21.64%	21.30%	(78)	(111)
Tier 1 capital	18.89%	19.67%	18.98%	20.32%	19.97%	(78)	(108)
Tier 1 leverage	11.59%	11.04%	11.51%	11.65%	11.47%	55	12
Mortgage servicing rights to Tier 1 capital	19.9%	19.3%	20.6%	21.1%	24.2%	60	(430)
Book value per common share	$23.48	$22.82	$22.33	$21.91	$20.98	3%	12%

The Company maintained a robust capital position with regulatory capital ratios well above current regulatory quantitative guidelines for "well-capitalized" institutions. At June 30, 2016, the Company had a Tier 1 leverage ratio of 11.59 percent, as compared to 11.04 percent at March 31, 2016. The increase in the ratio resulted from earnings retention and a decrease in average assets. Adjusting for the expected TARP redemption in July, the Tier 1 leverage ratio was 8.59 percent at June 30, 2016.

At June 30, 2016, the Company had a common equity-to-assets ratio of 9.68 percent.

Earnings Conference Call

As previously announced, the Company's second quarter 2016 earnings call will be held Tuesday, July 26, 2016 at 11 a.m. (ET).

To join the call, please dial (800) 723-6604 toll free or (785) 830-7977, and use passcode 1789408. Please call at least 10 minutes before the conference is scheduled to begin. A replay will be available for five business days by calling (888) 203-1112 toll free or (719) 457-0820, using passcode 1789408.

The conference call will also be available as a live audiocast on the Investor Relations section of flagstar.com.
It will be archived on that site and will be available for replay and download. The slide presentation accompanying the conference call will be posted on the site.

About Flagstar

Flagstar Bancorp, Inc. (NYSE: FBC) is a $13.7 billion savings and loan holding company headquartered in Troy, Mich. Flagstar Bank, FSB, the largest bank headquartered in Michigan, provides commercial, small business, and consumer banking services through 99 branches in the state. It also provides home loans through a wholesale network of brokers and correspondents in all 50 states, as well as through 29 retail locations in 21 states. Flagstar is a leading national originator and servicer of mortgage loans, handling payments and record keeping for nearly $75 billion of home loans for nearly 360,000 borrowers. For more information, please visit flagstar.com.

Use of Non-GAAP Financial Measures

In addition to results presented in accordance with GAAP, this press release includes non-GAAP financial measures such as the estimated Basel III ratios and ratios adjusted for TARP redemption. The Company believes these non-GAAP financial measures provide additional information that is useful to investors in helping to understand the underlying performance and trends of Flagstar.

Non-GAAP financial measures have inherent limitations, which are not required to be uniformly applied. Readers should be aware of these limitations and should be cautious with respect to the use of such measures. To compensate for these limitations, we use non-GAAP measures as comparative tools, together with GAAP measures, to assist in the evaluation of our operating performance or financial condition. Also, we ensure that these measures are calculated using the appropriate GAAP or regulatory components in their entirety and that they are computed in a manner intended to facilitate consistent period-to-period comparisons. Flagstar’s method of calculating these non-GAAP measures may differ from methods used by other companies. These non-GAAP measures should not be considered in isolation or as a substitute for those financial measures prepared in accordance with GAAP.

Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in this earnings release, conference call slides, or the Form 8-K related to this press release. Additional discussion of the use of non-GAAP measures can also be found in periodic Flagstar reports filed with the U.S. Securities and Exchange Commission. These documents can all be found on the Company’s website at flagstar.com.

Forward-Looking Statements

This earnings release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current beliefs and expectations of Flagstar Bancorp, Inc.’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. Factors that could cause the Company's actual results to differ materially from those described in the forward-looking statements can be found in periodic Flagstar reports filed with the U.S. Securities and Exchange Commission, which are available on the Company’s website (flagstar.com) and on the Securities and Exchange Commission's website (sec.gov). Other than as required under United States securities laws, Flagstar Bancorp does not undertake to update the forward-looking statements to reflect the impact of circumstances or events that may arise after the date of the forward-looking statements.

Flagstar Bancorp, Inc.
Consolidated Statements of Financial Condition
(Dollars in millions)

	June 30, 2016	March 31, 2016	December 31, 2015	June 30, 2015
	(Unaudited)	(Unaudited)		(Unaudited)
Assets
Cash	$64	$54	$54	$52
Interest-earning deposits	120	670	154	194
Total cash and cash equivalents	184	724	208	246
Investment securities available-for-sale	1,145	1,314	1,294	2,272
Investment securities held-to-maturity	1,211	1,253	1,268	—
Loans held-for-sale	3,091	2,591	2,576	2,038
Loans held-for-investment	5,822	5,640	6,352	5,335
Loans with government guarantees	435	462	485	592
Less: allowance for loan losses	(150)	(162)	(187)	(222)
Total loans held-for-investment and loans with government guarantees, net	6,107	5,940	6,650	5,705
Mortgage servicing rights	301	281	296	317
Federal Home Loan Bank stock	172	172	170	113
Premises and equipment, net	259	256	250	240
Net deferred tax asset	335	352	364	400
Other assets	920	854	639	808
Total assets	$13,725	$13,737	$13,715	$12,139
Liabilities and Stockholders' Equity
Noninterest-bearing	$2,109	$1,984	$1,574	$1,417
Interest-bearing	6,462	6,485	6,361	6,231
Total deposits	8,571	8,469	7,935	7,648
Short-term Federal Home Loan Bank advances	1,069	1,250	2,116	1,323
Long-term Federal Home Loan Bank advances	1,577	1,625	1,425	875
Other long-term debt	247	247	247	283
Representation and warranty reserve	36	40	40	48
Other liabilities	629	548	423	511
Total liabilities	12,129	12,179	12,186	10,688
Stockholders' Equity
Preferred stock	267	267	267	267
Common stock	1	1	1	1
Additional paid in capital	1,491	1,489	1,486	1,482
Accumulated other comprehensive (loss) income	(22)	(11)	2	8
Accumulated deficit	(141)	(188)	(227)	(307)
Total stockholders' equity	1,596	1,558	1,529	1,451
Total liabilities and stockholders' equity	$13,725	$13,737	$13,715	$12,139

Flagstar Bancorp, Inc. Condensed Consolidated Statements of Operations (Dollars in millions, except per share data) (Unaudited)

						Second Quarter 2016 Compared to:
	Three Months Ended					First Quarter 2016		Second Quarter 2015
	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015	Amount	Percent	Amount	Percent

Interest Income
Total interest income	$99	$101	$95	$91	$90	$(2)	(2)%	$9	10%
Total interest expense	22	22	19	18	17	—	—%	5	29%
Net interest income	77	79	76	73	73	(2)	(3)%	4	5%
Provision (benefit) for loan losses	(3)	(13)	(1)	(1)	(13)	10	(77)%	$10	(77)%
Net interest income after provision for loan losses	80	92	77	74	86	(12)	(13)%	(6)	(7)%
Noninterest Income
Net gain on loan sales	90	75	46	68	83	15	20%	$7	8%
Loan fees and charges	19	15	14	17	19	4	27%	$—	—%
Deposit fees and charges	6	6	6	7	6	—	—%	$—	—%
Loan administration income	4	6	7	8	7	(2)	(33)%	$(3)	(43)%
Net (loss) return on the mortgage servicing asset	(4)	(6)	9	12	9	2	(33)%	$(13)	N/M
Net (loss) gain on sale of assets	—	(2)	—	1	(2)	2	(100)%	2	(100)%
Representation and warranty benefit	4	2	6	6	5	2	100%	$(1)	(20)%
Other noninterest income (loss)	9	9	9	9	(1)	—	—%	$10	N/M
Total noninterest income	128	105	97	128	126	23	22%	2	2%
Noninterest Expense
Compensation and benefits	66	68	59	58	59	(2)	(3)%	$7	12%
Commissions	14	10	8	10	11	4	40%	$3	27%
Occupancy and equipment	21	22	21	20	20	(1)	(5)%	$1	5%
Asset resolution	1	3	2	—	5	(2)	(67)%	$(4)	(80)%
Federal insurance premiums	3	3	5	6	6	—	—%	$(3)	(50)%
Loan processing expense	15	12	12	14	14	3	25%	$1	7%
Legal and professional expense	6	9	9	10	8	(3)	(33)%	$(2)	(25)%
Other noninterest expense	13	10	13	13	15	3	30%	$(2)	(13)%
Total noninterest expense	139	137	129	131	138	2	2%	1	1%
Income before income taxes	69	60	45	71	74	9	15%	(5)	(7)%
Provision for income taxes	22	21	12	24	28	1	5%	$(6)	(21)%
Net income	$47	$39	$33	$47	$46	$8	21%	$1	2%
Income per share
Basic	$0.67	$0.56	$0.45	$0.70	$0.69	$0.11	20%	$(0.02)	(3)%
Diluted	$0.66	$0.54	$0.44	$0.69	$0.68	$0.12	22%	$(0.02)	(3)%
N/M - Not meaningful

Flagstar Bancorp, Inc. Condensed Consolidated Statements of Operations (Dollars in millions, except per share data) (Unaudited)

			Six Months Ended June 30, 2016
	Six Months Ended		Compared to: Six Months Ended June 30, 2015
	June 30, 2016	June 30, 2015	Amount	Percent

Interest Income
Total interest income	$200	$169	$31	18%
Total interest expense	44	31	13	42%
Net interest income	156	138	18	13%
Provision (benefit) for loan losses	(16)	(17)	1	(6)%
Net interest income after provision for loan losses	172	155	17	11%
Noninterest Income
Net gain on loan sales	165	174	(9)	(5)%
Loan fees and charges	34	36	(2)	(6)%
Deposit fees and charges	12	12	—	—%
Loan administration income	10	11	(1)	(9)%
Net (loss) return on the mortgage servicing asset	(10)	7	(17)	N/M
Net loss on sale of assets	(2)	(2)	—	—%
Representation and warranty benefit	6	7	(1)	(14)%
Other noninterest income	18	—	18	N/M
Total noninterest income	233	245	(12)	(5)%
Noninterest Expense
Compensation and benefits	134	120	14	12%
Commissions	24	21	3	14%
Occupancy and equipment	43	40	3	8%
Asset resolution	4	13	(9)	(69)%
Federal insurance premiums	6	12	(6)	(50)%
Loan processing expense	27	26	1	4%
Legal and professional expense	15	17	(2)	(12)%
Other noninterest expense	23	27	(4)	(15)%
Total noninterest expense	276	276	—	—%
Income before income taxes	129	124	5	4%
Provision for income taxes	43	46	(3)	(7)%
Net income	$86	$78	$8	10%
Income per share
Basic	$1.23	$1.12	$0.11	10%
Diluted	$1.21	$1.11	$0.10	9%
N/M - Not meaningful

Flagstar Bancorp, Inc.
Summary of Selected Consolidated Financial and Statistical Data
(Dollars in millions, except share data)
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2016	March 31, 2016	June 30, 2015	June 30, 2016	June 30, 2015
Mortgage loans originated (1)	$8,330	$6,352	$8,448	$14,682	$15,702
Mortgage loans sold and securitized	$7,940	$6,948	$7,571	$14,888	$13,825
Interest rate spread (2)	2.43%	2.50%	2.63%	2.46%	2.61%
Net interest margin	2.63%	2.66%	2.79%	2.64%	2.77%
Average common shares outstanding	56,574,796	56,513,715	56,436,026	56,544,256	56,410,880
Average fully diluted shares outstanding	57,751,230	57,600,984	57,165,072	57,623,081	56,971,133
Average interest-earning assets	$11,639	$11,871	$10,367	$11,755	$9,897
Average interest-paying liabilities	$9,205	$9,823	$8,265	$9,514	$7,887
Average stockholders' equity	$1,606	$1,561	$1,462	$1,583	$1,443
Return on average assets	1.38%	1.16%	1.57%	1.27%	1.38%
Return on average equity	11.53%	10.08%	12.71%	10.81%	10.81%
Return on average common equity	13.83%	12.15%	15.55%	13.00%	13.26%
Efficiency ratio	68.2%	74.5%	69.6%	71.2%	72.1%
Equity-to-assets ratio (average for the period)	11.95%	11.52%	12.37%	11.73%	12.73%

	June 30, 2016	March 31, 2016	December 31, 2015	June 30, 2015
Book value per common share	$23.48	$22.82	$22.33	$20.98
Number of common shares outstanding	56,575,779	56,557,895	56,483,258	56,436,026
Mortgage loans subserviced for others	$38,000	$37,714	$40,244	$43,292
Mortgage loans serviced for others	$30,443	$26,613	$26,145	$27,679
Weighted average service fee (basis points)	28.2	28.2	27.7	27.4
Capitalized value of mortgage servicing rights	0.99%	1.06%	1.13%	1.15%
Mortgage servicing rights to Tier 1 capital	19.9%	19.3%	20.6%	24.2%
Ratio of allowance for loan losses to LHFI (3)	2.62%	2.93%	3.00%	4.31%
Ratio of allowance for loan losses to LHFI and loans with government guarantees (3)	2.43%	2.70%	2.78%	3.86%
Ratio of nonperforming assets to total assets	0.46%	0.49%	0.61%	0.69%
Equity-to-assets ratio	11.62%	11.34%	11.14%	11.95%
Common equity-to-assets ratio	9.68%	9.40%	9.20%	9.76%
Number of bank branches	99	99	99	100
Number of FTE employees	2,894	2,771	2,713	2,713

(1)	Includes residential first mortgage and second mortgage loans.

(2)
Interest rate spread is the difference between the annualized yield earned on average interest-earning assets for the period and the annualized rate of interest paid on average interest-bearing liabilities for the period.

(3)	Excludes loans carried under the fair value option.

Flagstar Bancorp, Inc.
Earnings Per Share
(Dollars in millions, except share data)
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2016	March 31, 2016	June 30, 2015	June 30, 2016	June 30, 2015
Net income	47	39	46	86	78
Deferred cumulative preferred stock dividends	(8)	(8)	(7)	(16)	(15)
Net income applicable to Common Stockholders	$39	$31	$39	$70	$63
Weighted Average Shares
Weighted average common shares outstanding	56,574,796	56,513,715	56,436,026	56,544,256	56,410,880
Effect of dilutive securities
Warrants	349,539	305,219	299,391	327,307	266,118
Stock-based awards	826,895	782,050	429,655	751,518	294,135
Weighted average diluted common shares	57,751,230	57,600,984	57,165,072	57,623,081	56,971,133
Earnings per common share
Net income applicable to Common Stockholders	$0.67	$0.56	$0.69	$1.23	$1.12
Effect of dilutive securities
Warrants	—	—	—	—	—
Stock-based awards	(0.01)	(0.02)	(0.01)	(0.02)	(0.01)
Diluted earnings per share	$0.66	$0.54	$0.68	$1.21	$1.11

Average Balances, Yields and Rates
(Dollars in millions)
(Unaudited)

	Three Months Ended
	June 30, 2016			March 31, 2016			June 30, 2015
	Average Balance	Interest	Annualized Yield/Rate	Average Balance	Interest	Annualized Yield/Rate	Average Balance	Interest	Annualized Yield/Rate
Interest-Earning Assets
Loans held-for-sale	$2,884	$26	3.64%	$2,909	$28	3.81%	$2,218	$21	3.80%
Loans held-for-investment
Consumer loans (1)	2,746	24	3.48%	3,314	29	3.52%	2,913	27	3.74%
Commercial loans (1)	2,823	28	3.94%	2,354	23	3.91%	2,025	21	4.03%
Total loans held-for-investment	5,569	52	3.71%	5,668	52	3.68%	4,938	48	3.86%
Loans with government guarantees	444	4	3.33%	475	4	3.05%	630	5	2.97%
Investment securities	2,558	17	2.66%	2,692	17	2.51%	2,350	15	2.55%
Interest-earning deposits	184	—	0.50%	127	—	0.52%	231	1	0.55%
Total interest-earning assets	11,639	$99	3.40%	11,871	$101	3.39%	10,367	$90	3.42%
Other assets	1,799			1,672			1,444
Total assets	$13,438			$13,543			$11,811
Interest-Bearing Liabilities
Retail deposits
Demand deposits	$482	$—	0.17%	$445	$—	0.13%	$431	$—	0.14%
Savings deposits	3,691	7	0.79%	3,722	7	0.79%	3,752	8	0.83%
Money market deposits	363	1	0.52%	243	—	0.36%	242	—	0.26%
Certificates of deposit	951	2	1.00%	856	2	0.92%	763	2	0.71%
Total retail deposits	5,487	10	0.75%	5,266	9	0.74%	5,188	10	0.73%
Government deposits
Demand deposits	203	—	0.39%	256	—	0.39%	210	—	0.40%
Savings deposits	398	—	0.52%	419	1	0.52%	401	1	0.52%
Certificates of deposit	410	1	0.50%	412	1	0.47%	331	—	0.34%
Total government deposits	1,011	1	0.49%	1,087	2	0.47%	942	1	0.43%
Total interest-bearing deposits	6,498	11	0.71%	6,353	11	0.69%	6,130	11	0.68%
Short-term debt	835	1	0.41%	1,662	2	0.38%	—	—	—%
Long-term debt	1,625	8	1.93%	1,560	7	1.86%	1,828	4	0.90%
Other	247	2	3.31%	248	2	3.22%	307	2	2.38%
Total interest-bearing liabilities	9,205	22	0.97%	9,823	22	0.89%	8,265	17	0.79%
Noninterest-bearing deposits (2)	2,133			1,697			1,606
Other liabilities	494			462			478
Stockholders' equity	1,606			1,561			1,462
Total liabilities and stockholders' equity	$13,438			$13,543			$11,811
Net interest-earning assets	$2,434			$2,048			$2,102
Net interest income		$77			$79			$73
Interest rate spread (3)			2.43%			2.50%			2.63%
Net interest margin (4)			2.63%			2.66%			2.79%
Ratio of average interest-earning assets to interest-bearing liabilities			126.4%			120.9%			125.4%
Total average deposits	$8,631			$8,050			$7,736

(1)
Consumer loans include: residential first mortgage, second mortgage, HELOC and other consumer loans. Commercial loans include: commercial real estate, commercial and industrial, and warehouse lending loans.

(2)	Includes noninterest-bearing company-controlled deposits that arise due to the servicing of loans for others.

(3)	Interest rate spread is the difference between rate of interest earned on interest-earning assets and rate of interest paid on interest-bearing liabilities.

(4)	Net interest margin is net interest income divided by average interest-earning assets.

Average Balances, Yields and Rates
(Dollars in millions)
(Unaudited)

	Six Months Ended
	June 30, 2016			June 30, 2015
	Average Balance	Interest	Annualized Yield/Rate	Average Balance	Interest	Annualized Yield/Rate

Interest-Earning Assets
Loans held-for-sale	$2,897	$54	3.72%	$2,031	$40	3.89%
Loans held-for-investment
Consumer loans (1)	3,030	53	3.50%	2,765	52	3.79%
Commercial loans (1)	2,588	52	3.93%	1,852	37	3.99%
Total loans held-for-investment	5,618	105	3.70%	4,617	89	3.87%
Loans with government guarantees	460	7	3.18%	747	10	2.67%
Investment securities	2,625	34	2.59%	2,232	29	2.56%
Interest-earning deposits	155	—	0.50%	270	1	0.49%
Total interest-earning assets	11,755	$200	3.39%	9,897	$169	3.40%
Other assets	1,736			1,439
Total assets	$13,491			$11,336
Interest-Bearing Liabilities
Retail deposits
Demand deposits	$463	$—	0.15%	$428	$—	0.14%
Savings deposits	3,706	15	0.79%	3,657	15	0.80%
Money market deposits	303	1	0.45%	249	—	0.26%
Certificates of deposit	904	4	0.96%	775	3	0.69%
Total retail deposits	5,376	20	0.74%	5,109	18	0.70%
Government deposits
Demand deposits	230	—	0.39%	218	—	0.39%
Savings deposits	409	1	0.52%	387	1	0.52%
Certificates of deposit	411	1	0.71%	344	1	0.35%
Total government deposits	1,050	2	0.57%	949	2	0.43%
Total interest-bearing deposits	6,426	22	0.70%	6,058	20	0.66%
Short-term debt	1,249	3	0.40%	—	—	—%
Long-term debt	1,592	15	1.91%	1,497	7	0.97%
Other	247	4	3.27%	332	4	2.28%
Total interest-bearing liabilities	9,514	44	0.93%	7,887	31	0.79%
Noninterest-bearing deposits (2)	1,915			1,495
Other liabilities	479			511
Stockholders' equity	1,583			1,443
Total liabilities and stockholders' equity	$13,491			$11,336
Net interest-earning assets	$2,241			$2,010
Net interest income		$156			$138
Interest rate spread (3)			2.46%			2.61%
Net interest margin (4)			2.64%			2.77%
Ratio of average interest-earning assets to interest-bearing liabilities			123.6%			125.5%
Total average deposits	$8,341			$7,553

(1)
Consumer loans include: residential first mortgage, second mortgage, HELOC and other consumer loans. Commercial loans include: commercial real estate, commercial and industrial, and warehouse lending loans.

(2)	Includes noninterest-bearing company-controlled deposits that arise due to the servicing of loans for others.

(3)	Interest rate spread is the difference between rate of interest earned on interest-earning assets and rate of interest paid on interest-bearing liabilities.

(4)	Net interest margin is net interest income divided by average interest-earning assets.

Gain on Loan Sales on Loans Held-for-Sale
(Dollars in millions)
(Unaudited)

	Three Months Ended
	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015
	(Dollars in millions)
Mortgage rate lock commitments (fallout-adjusted) (1)	$8,127	$6,863	$5,027	$6,495	$6,804
Net margin on mortgage rate lock commitments (fallout-adjusted) (1)	1.04%	0.96%	0.92%	1.05%	1.22%
Net gain on loan sales on HFS	$85	$66	$46	$68	$83
Net (loss) return on the mortgage servicing rights	$(4)	$(6)	$9	$12	$9
Gain on loan sales HFS + net (loss) return on the MSR	$81	$60	$55	$80	$92
Residential loans serviced (number of accounts - 000's) (2)	358	340	361	369	378
Capitalized value of mortgage servicing rights	0.99%	1.06%	1.13%	1.12%	1.15%
Mortgage rate lock commitments (gross)	$10,168	$8,762	$6,258	$8,025	$8,400
Loans sold and securitized	$7,940	$6,948	$5,164	$7,318	$7,571
Net margin on loan sales	1.07%	0.94%	0.90%	0.93%	1.09%

(1)
Fallout-adjusted mortgage rate lock commitments are adjusted by a percentage of mortgage loans in the pipeline that are not expected to close based on previous historical experience and the level of interest rates. The net margin is based on net gain on loan sales to fallout-adjusted mortgage rate lock commitments.

(2)	Includes serviced for own loan portfolio, serviced for others and subserviced for others loans.

	Six Months Ended
	June 30, 2016	June 30, 2015

Mortgage rate lock commitments (fallout-adjusted) (1)	$14,990	$13,989
Net margin on mortgage rate lock commitments (fallout-adjusted) (1)	1.00%	1.24%
Net gain on loan sales on HFS	$151	$174
Net (loss) return on the mortgage servicing rights	$(10)	$7
Gain on loan sales HFS + net (loss) return on the MSR	$141	$181
Residential loans serviced (number of accounts - 000's) (2)	358	378
Capitalized value of mortgage servicing rights	0.99%	1.15%
Mortgage rate lock commitments (gross)	$18,930	$17,435
Loans sold and securitized	$14,888	$13,825
Net margin on loan sales	1.01%	1.26%

(1)
Fallout-adjusted mortgage rate lock commitments are adjusted by a percentage of mortgage loans in the pipeline that are not expected to close based on previous historical experience and the level of interest rates. The net margin is based on net gain on loan sales to fallout-adjusted mortgage rate lock commitments.

(2)	Includes serviced for own loan portfolio, serviced for others and subserviced for others loans.

Regulatory Capital - Bancorp
(Dollars in millions)
(Unaudited)

	June 30, 2016		March 31, 2016		December 31, 2015		September 30, 2015		June 30, 2015
	Amount	Ratio	Amount	Ratio	Amount	Ratio	Amount	Ratio	Amount	Ratio
Tier 1 leverage (to adjusted tangible assets)	$1,514	11.59%	$1,453	11.04%	$1,435	11.51%	$1,393	11.65%	$1,309	11.47%
Total adjusted tangible asset base	$13,068		$13,167		$12,474		$11,957		$11,406
Tier 1 common equity (to risk weighted assets)	$1,086	13.55%	$1,032	13.96%	$1,065	14.09%	$1,024	14.93%	$954	14.56%
Tier 1 capital (to risk weighted assets)	$1,514	18.89%	$1,453	19.67%	$1,435	18.98%	$1,393	20.32%	$1,309	19.97%
Total capital (to risk weighted assets)	$1,618	20.19%	$1,549	20.97%	$1,534	20.28%	$1,483	21.64%	$1,396	21.30%
Risk weighted asset base	$8,014		$7,387		$7,561		$6,857		$6,553

Regulatory Capital - Bank
(Dollars in millions)
(Unaudited)

	June 30, 2016		March 31, 2016		December 31, 2015		September 30, 2015		June 30, 2015
	Amount	Ratio	Amount	Ratio	Amount	Ratio	Amount	Ratio	Amount	Ratio
Tier 1 leverage (to adjusted tangible assets)	$1,576	12.03%	$1,509	11.43%	$1,472	11.79%	$1,426	11.91%	$1,337	11.70%
Total adjusted tangible asset base	$13,102		$13,200		$12,491		$11,975		$11,424
Tier 1 common equity (to risk weighted assets)	$1,576	19.58%	$1,509	20.34%	$1,472	19.42%	$1,426	20.75%	$1,337	20.35%
Tier 1 capital (to risk weighted assets)	$1,576	19.58%	$1,509	20.34%	$1,472	19.42%	$1,426	20.75%	$1,337	20.35%
Total capital (to risk weighted assets)	$1,679	20.86%	$1,605	21.63%	$1,570	20.71%	$1,516	22.05%	$1,423	21.66%
Risk weighted asset base	$8,048		$7,421		$7,582		$6,874		$6,570

Loan Originations (Dollars in millions) (Unaudited)
	Three Months Ended
	June 30, 2016		March 31, 2016		June 30, 2015
Consumer loans
Mortgage (1)	$8,330	97.6%	$6,352	98.3%	$8,448	99.1%
Other consumer (2)	42	0.5%	27	0.4%	33	0.4%
Total consumer loans	8,372	98.1%	6,379	98.7%	8,481	99.5%
Commercial loans (3)	164	1.9%	84	1.3%	40	0.5%
Total loan originations	$8,536	100.0%	$6,463	100.0%	$8,521	100.0%

	Six Months Ended
	June 30, 2016		June 30, 2015
Mortgage (1)	$14,682	97.8%	$15,702	99.2%
Other consumer (2)	69	0.5%	54	0.3%
Total consumer loans	14,751	98.3%	15,756	99.5%
Commercial loans (3)	248	1.7%	79	0.5%
Total loan originations	$14,999	100.0%	$15,835	100.0%

(1)	Includes residential first mortgage and second mortgage loans.

(2)	Includes HELOC and other consumer loans.

(3)	Includes commercial real estate and commercial and industrial loans.

Loans Held-for-Investment
(Dollars in millions)
(Unaudited)

	June 30, 2016		March 31, 2016		December 31, 2015		June 30, 2015
Consumer loans
Residential first mortgage	$2,075	35.6%	$2,410	42.8%	$3,100	48.9%	$2,495	46.7%
Second mortgage	127	2.2%	129	2.3%	135	2.1%	143	2.7%
HELOC	346	5.9%	366	6.5%	384	6.0%	422	7.9%
Other	32	0.5%	31	0.5%	31	0.5%	31	0.6%
Total consumer loans	2,580	44.2%	2,936	52.1%	3,650	57.5%	3,091	57.9%
Commercial loans
Commercial real estate	976	16.8%	851	15.1%	814	12.8%	629	11.8%
Commercial and industrial	615	10.6%	571	10.1%	552	8.7%	412	7.7%
Warehouse lending	1,651	28.4%	1,282	22.7%	1,336	21.0%	1,203	22.6%
Total commercial loans	3,242	55.8%	2,704	47.9%	2,702	42.5%	2,244	42.1%
Total loans held-for-investment	$5,822	100.0%	$5,640	100.0%	$6,352	100.0%	$5,335	100.0%

Residential Loans Serviced
(Dollars in millions)
(Unaudited)

	June 30, 2016		March 31, 2016		December 31, 2015		June 30, 2015
	Unpaid Principal Balance	Number of accounts	Unpaid Principal Balance	Number of accounts	Unpaid Principal Balance	Number of accounts	Unpaid Principal Balance	Number of accounts
Serviced for own loan portfolio (1)	$5,379	29,520	$5,293	29,078	$6,088	30,683	$5,211	28,106
Serviced for others	30,443	134,266	26,613	118,768	26,145	118,662	27,679	124,299
Subserviced for others (2)	38,000	194,209	37,714	192,423	40,244	211,740	43,292	225,268
Total residential loans serviced	$73,822	357,995	$69,620	340,269	$72,477	361,085	$76,182	377,673

(1)
Includes loans held-for-investment (residential first mortgage, second mortgage and HELOC), loans-held-for-sale (residential first mortgage), loans with government guarantees (residential first mortgage), and repossessed assets.

(2)	Does not include temporary short-term subservicing performed as a result of sales of servicing-released mortgage servicing rights. Includes repossessed assets.

Allowance for Loan Losses
(Dollars in millions)
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2016	March 31, 2016	June 30, 2015	June 30, 2016	June 30, 2015
Beginning balance	$162	$187	$253	$187	$297
Provision (benefit) for loan losses	(3)	(13)	(13)	(16)	(17)
Charge-offs
Consumer loans
Residential first mortgage	(8)	(11)	(19)	(19)	(60)
Second mortgage	(1)	(1)	(1)	(2)	(2)
HELOC	—	(1)	—	(1)	(1)
Other	(1)	(1)	(1)	(2)	(1)
Total charge-offs	(10)	(14)	(21)	(24)	(64)
Recoveries
Consumer loans
Residential first mortgage	1	—	1	1	2
Second mortgage	1	—	1	1	1
HELOC	(1)	1	—	—	—
Other	—	1	1	1	1
Total consumer loans	1	2	3	3	4
Commercial loans
Commercial real estate	—	—	—	—	2
Total recoveries	1	2	3	3	6
Charge-offs, net of recoveries	(9)	(12)	(18)	(21)	(58)
Ending balance	$150	$162	$222	$150	$222
Net charge-offs to LHFI ratio (annualized) (1)	0.62%	0.86%	1.49%	0.74%	2.63%
Net charge-offs ratio, adjusted (annualized) (1)(2)	0.18%	0.20%	0.26%	0.44%	0.34%
Net charge-offs to LHFI ratio (annualized) by loan type (1)
Residential first mortgage	1.42%	1.50%	2.91%	1.46%	5.09%
Second mortgage	0.32%	4.72%	1.02%	2.55%	1.97%
HELOC and consumer	0.69%	0.69%	0.41%	0.69%	1.32%
Commercial real estate	—%	(0.02)%	(0.16)%	(0.01)%	(0.61)%
Commercial and industrial	(0.02)%	(0.01)%	0.15%	(0.02)%	0.07%

(1)	Excludes loans carried under the fair value option.

(2)
Excludes charge-offs of $2 million, $6 million, and $15 million related to the sale of nonperforming loans, TDRs and non-agency loans during the three months ended June 30, 2016, March 31, 2016 and June 30, 2015, respectively and $8 million and $51 million during the six months ended June 30, 2016 and 2015, respectively. Also excludes charge-offs related to loans with government guarantees of $4 million and $3 million during the three months ended June 30, 2016 and March 31, 2016, respectively, and $7 million during the six months ended June 30, 2016.

Representation and Warranty Reserve
(Dollars in millions)
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2016	March 31, 2016	June 30, 2015	June 30, 2016	June 30, 2015
Balance, beginning of period	$40	$40	$53	$40	$53
Provision (release)
Charged to gain on sale for current loan sales	1	2	2	3	4
Charged to representation and warranty benefit	(4)	(2)	(5)	(6)	(7)
Total	(3)	—	(3)	(3)	(3)
Charge-offs, net	(1)	—	(2)	(1)	(2)
Balance, end of period	$36	$40	$48	$36	$48

Composition of Allowance for Loan Losses
(Dollars in millions)
(Unaudited)

June 30, 2016	Collectively Evaluated Reserves	Individually Evaluated Reserves	Total
Consumer loans
Residential first mortgage	$74	$7	$81
Second mortgage	4	6	10
HELOC	17	3	20
Other	1	—	1
Total consumer loans	96	16	112
Commercial loans
Commercial real estate	19	—	19
Commercial and industrial	11	—	11
Warehouse lending	8	—	8
Total commercial loans	38	—	38
Total allowance for loan losses	$134	$16	$150

March 31, 2016	Collectively Evaluated Reserves	Individually Evaluated Reserves	Total
Consumer loans
Residential first mortgage	$86	$9	$95
Second mortgage	5	5	10
HELOC	18	2	20
Other	2	—	2
Total consumer loans	111	16	127
Commercial loans
Commercial real estate	19	—	19
Commercial and industrial	10	—	10
Warehouse lending	6	—	6
Total commercial loans	35	—	35
Total allowance for loan losses	$146	$16	$162

Nonperforming Loans and Assets
(Dollars in millions)
(Unaudited)

	June 30, 2016	March 31, 2016	December 31, 2015	June 30, 2015
Nonperforming loans	$23	$27	$31	$41
Nonperforming TDRs	6	6	7	11
Nonperforming TDRs at inception but performing for less than six months	15	20	28	13
Total nonperforming loans held-for-investment	44	53	66	65
Real estate and other nonperforming assets, net	19	14	17	18
Nonperforming assets held-for-investment, net (1)	$63	$67	$83	$83

Ratio of nonperforming assets to total assets	0.46%	0.49%	0.61%	0.69%
Ratio of nonperforming loans held-for-investment to loans held-for-investment	0.76%	0.95%	1.05%	1.22%
Ratio of nonperforming assets to loans held-for-investment and repossessed assets	1.09%	1.20%	1.32%	1.55%
Ratio of nonperforming assets to Tier 1 capital + allowance for loan losses	3.79%	4.15%	5.12%	5.42%

(1)	Does not include nonperforming loans held-for-sale of $5 million, $6 million, $12 million and $14 million at June 30, 2016, March 31, 2016, December 31, 2015 and June 30, 2015, respectively.

Asset Quality - Loans Held-for-Investment
(Dollars in millions)
(Unaudited)

	30-59 Days Past Due	60-89 Days Past Due	Greater than 90 days (1)	Total Past Due	Total Investment Loans
June 30, 2016
Consumer loans	$5	$2	$44	$51	$2,580
Commercial loans	—	—	—	—	3,242
Total loans	$5	$2	$44	$51	$5,822
March 31, 2016
Consumer loans	$8	$3	$52	$63	$2,936
Commercial loans	—	—	1	1	2,704
Total loans	$8	$3	$53	$64	$5,640
December 31, 2015
Consumer loans	$10	$4	$64	$78	$3,650
Commercial loans	—	—	2	2	2,702
Total loans	$10	$4	$66	$80	$6,352
June 30, 2015
Consumer loans	10	6	65	$81	$3,091
Commercial loans	—	—	—	—	2,244
Total loans	$10	$6	$65	$81	$5,335

(1)	Includes performing nonaccrual loans that are less than 90 days delinquent and for which interest cannot be accrued.

Troubled Debt Restructurings
(Dollars in millions)
(Unaudited)

	TDRs
	Performing	Nonperforming	Nonperforming TDRs at inception but performing for less than six months	Total
June 30, 2016
Consumer loans	$72	$6	$15	$93
Commercial loans	1	—	—	1
Total TDR loans	$73	$6	$15	$94
March 31, 2016
Consumer loans	$75	$6	$19	$100
Commercial loans	—	—	1	1
Total TDR loans	$75	$6	$20	$101
December 31, 2015
Consumer loans	$101	$7	$28	$136
Total TDR loans	$101	$7	$28	$136
June 30, 2015
Consumer loans	$108	$11	$13	$132
Total TDR loans	$108	$11	$13	$132

Non-GAAP Reconciliation
(Dollars in millions)
(Unaudited)

Basel III (transitional) to Basel III (fully phased-in) reconciliation. On January 1, 2015, the Basel III rules became effective, subject to transition provisions primarily related to regulatory deductions and adjustments impacting common equity Tier 1 capital and Tier 1 capital. We reported under Basel I (which included the Market Risk Final Rules) at December 31, 2014 and prior. When fully phased-in, Basel III will increase capital requirements through higher minimum capital levels as well as through increases in risk-weights for certain exposures. Additionally, the final Basel III rules place greater emphasis on common equity. In October 2013, the OCC and Federal Reserve released final rules detailing the U.S. implementation of Basel III and the application of the risk-based and leverage capital rules to top-tier savings and loan holding companies. We have transitioned to the Basel III framework beginning in January 2015 and are subject to a phase-in period extending through 2018. Accordingly, the calculations provided below are estimates. These measures are considered to be non-GAAP financial measures because they are not formally defined by GAAP and the Basel III implementation regulations. The Common Equity Tier 1, Tier 1, Total Capital and Leverage ratios, will not be fully phased-in until January 1, 2018 and the Capital Conservation buffer will not be fully phased-in until January 1, 2019. The regulations are subject to change as clarifying guidance becomes available and the calculations currently include our interpretations of the requirements including informal feedback received through the regulatory process. Other entities may calculate the Basel III ratios differently from our calculations based on their interpretation of the guidelines. Since analysts and banking regulators may assess our capital adequacy using the Basel III framework, we believe that it is useful to provide investors information enabling them to assess our capital adequacy on the same basis.

June 30, 2016	Common Equity Tier 1 (to Risk Weighted Assets)	Tier 1 Leverage (to Adjusted Tangible Assets)	Tier 1 Capital (to Risk Weighted Assets)	Total Risk-Based Capital (to Risk Weighted Assets)
	(Dollars in millions) (Unaudited)
Flagstar Bancorp (the Company)
Regulatory capital – Basel III (transitional) to Basel III (fully phased-in) (1)
Basel III (transitional)	$1,086	$1,514	$1,514	$1,618
Increased deductions related to deferred tax assets, mortgage servicing assets and other capital components	(233)	(154)	(154)	(153)
Basel III (fully phased-in) capital	$853	$1,360	$1,360	$1,465
Risk-weighted assets – Basel III (transitional) to Basel III (fully phased-in) (1)
Basel III assets (transitional)	$8,014	$13,068	$8,014	$8,014
Net change in assets	40	(155)	40	40
Basel III (fully phased-in) assets	$8,054	$12,913	$8,054	$8,054
Capital ratios
Basel III (transitional)	13.55%	11.59%	18.89%	20.19%
Basel III (fully phased-in)	10.59%	10.53%	16.88%	18.19%

June 30, 2016	Common Equity Tier 1 (to Risk Weighted Assets)	Tier 1 Leverage (to Adjusted Tangible Assets)	Tier 1 Capital (to Risk Weighted Assets)	Total Risk-Based Capital (to Risk Weighted Assets)
Flagstar Bank (the Bank)	(Dollars in millions) (Unaudited)
Regulatory capital – Basel III (transitional) to Basel III (fully phased-in) (1)
Basel III (transitional)	$1,576	$1,576	$1,576	$1,679
Increased deductions related to deferred tax assets, mortgage servicing assets and other capital components	(105)	(105)	(105)	(102)
Basel III (fully phased-in) capital	$1,471	$1,471	$1,471	$1,577
Risk-weighted assets – Basel III (transitional) to Basel III (fully phased-in) (1)
Basel III assets (transitional)	$8,048	$13,102	$8,048	$8,048
Net change in assets	230	(105)	230	230
Basel III (fully phased-in) assets	$8,278	$12,997	$8,278	$8,278
Capital ratios
Basel III (transitional)	19.58%	12.03%	19.58%	20.86%
Basel III (fully phased-in)	17.76%	11.31%	17.76%	19.05%

TARP Redemption. As announced on June 29, 2016, we plan to redeem $267 million of our Fixed Rate Cumulative Perpetual Preferred Stock, Series C (the "TARP Preferred") plus accrued and unpaid dividends of $104 million by July 29, 2016 which will have a material impact on our capital ratios presented below.  These measures are considered to be non-GAAP financial measures because they are not formally defined by GAAP. Since analysts and banking regulators may assess our capital adequacy based on this redemption, we believe that it is useful to provide investors information enabling them to assess our capital adequacy on the same basis.

June 30, 2016	Common Equity Tier 1 (to Risk Weighted Assets)	Tier 1 Leverage (to Adjusted Tangible Assets)
Flagstar Bancorp (the Company)	(Dollars in millions) (Unaudited)

Regulatory capital	$1,086	$1,514
TARP redemption	(112)	(378)
Adjusted regulatory capital	$974	$1,136

Risk-weighted assets	$8,014	$13,068
TARP redemption	(9)	150
Adjusted risk-weighted assets	$8,005	$13,218

Regulatory capital ratio	13.55%	11.59%
Adjusted regulatory capital ratio for TARP Redemption	12.17%	8.59%